Exhibit 1

JOINT FILING AGREEMENT

This Agreement will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on the date hereof with respect to the beneficial ownership by the undersigned of the shares of Class A Common Stock of Definitive Healthcare Corp. is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below, in accordance with Rule 13d-1 under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of October 3, 2024

IRENIC CAPITAL EVERGREEN MASTER FUND LP

By:	Irenic Capital Management LP, its Investment Manager

/s/ Joshua Brodman
Joshua Brodman
Chief Compliance Officer

IRENIC CAPITAL MANAGEMENT LP

By:	/s/ Joshua Brodman
Name:	Joshua Brodman
Title:	Chief Compliance Officer

/s/ Adam Katz
Adam Katz

/s/ Andrew Dodge
Andrew Dodge